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                                                                    EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT

                   NAME OF SUBSIDIARY                                         STATE OR JURISDICTION OF INCORPORATION
----------------------------------------------------------            -------------------------------------------------------

Massey Ferguson Corp.                                                 Delaware
AGCO Funding Corporation                                              Delaware
Export Market Services LLC                                            Georgia
Sunflower Manufacturing Inc                                           Kansas
AGCO Equipment Company                                                Missouri
AGCO Canada Ltd.                                                      Canada
AGCO Mexico S de RL de CV                                             Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV                  Mexico
Valtractors Mexico SA de CV                                           Mexico
AGCO International Ltd.                                               United Kingdom
AGCO Manufacturing Ltd.                                               United Kingdom
Ag-Chem (UK) Limited                                                  United Kingdom
AGCO Ltd.                                                             United Kingdom
Valtra Tractors (UK) Ltd.                                             United Kingdom
AGCO Services Ltd.                                                    United Kingdom
AGCO Funding Company                                                  United Kingdom
AGCO Pension Trust Ltd.                                               United Kingdom
Massey Ferguson Executive Pension Trust Ltd.                          United Kingdom
Massey Ferguson Staff Pension Trust Ltd.                              United Kingdom
Massey Ferguson Works Pension Trust Ltd.                              United Kingdom
Valtra GsmbH                                                          Austria
AGCO Deutschland Holding Limited & Co. KG                             Germany
AGCO GmbH                                                             Germany
AGCO Vertriebs GmbH                                                   Germany
Fendt Fordertechnik GmbH                                              Germany
Ag-Chem Deutschland GmbH                                              Germany
Fendt Immobilien KG                                                   Germany
Fendt GmbH                                                            Germany
Valtra Vertriebs GmbH                                                 Germany
Valtra Deutschland GmbH                                               Germany
AGCO France SA                                                        France
AGCO SA                                                               France
Valtra Tracteurs S.A.S.                                               France
Groupement International De Mecanique Agricole SA          *          France
AGCO Holding BV                                                       Netherlands
Ag-Chem Europe B.V.                                                   Netherlands
Ag-Chem Europe Industrial Equipment BV                                Netherlands
Ag-Chem Europe Fertilizer Equipment BV                                Netherlands
Massey Ferguson Europa BV                                             Netherlands
Valtra International BV                                               Netherlands
AGCO A/S                                                              Denmark
AGCO Danmark A/S                                                      Denmark
Valtra Danmark AS                                                     Denmark
Ag-Chem Danmark A/S                                                   Denmark
CJSC AGCO Ukraine                                                     Ukraine
OOO AGCO                                                              Russia
Fendt Italiana GmbH                                                   Italy
AGCO Italia SpA                                                       Italy
Farmec SpA                                                            Italy
Valtra OY                                                             Finland
Sisu Diesel OY                                                        Finland
Valtra Voukraus OY                                                    Finland
Valtra Eastern Ventures OY                                            Finland
Eikmaskin AS                                                          Norway
Valtra Norge AS                                                       Norway
Valtra SPZOO                                                          Poland
Valtractor SA                                                         Portugal
AGCO Iberia SA                                                        Spain
Valtra Tractores SA                                                   Spain
AGCO AB                                                               Sweden
AGCO Australia, Ltd.                                                  Australia
Valta Tractors (A&NZ) PTY Ltd.                                        Australia
AGCO do Brazil Commercio e Industria Ltda.                            Brazil
Valtra do Brazil Ltda.                                                Brazil
Tecnoagro Maquinas Agricolas Ltda.                                    Brazil
AGCO Argentina SA                                                     Argentina
Deutz AGCO Motores SA                                      **         Argentina
Indamo SA                                                             Argentina
Valtra Argentina Tractors SA                                          Argentina
Avelux SA                                                             Uruguay



* Groupement International De Mecanique Agricole SA, is a 50% joint venture between AGCO France SA and Renault Agriculture.

** Deutz AGCO Motores SA is a 50% joint ventures between AGCO Argentina SA and Deutz AG.